Exhibit 10.18

Benefit Restoration Plan of Rome Bancorp, Inc.
 (Amended and Restated Effective as of December 15, 2005)

AMENDMENT

          Pursuant to Section 7.1 of the Benefit Restoration Plan of Rome Bancorp, Inc., as Amended and Restated Effective December 15, 2005 (the “Plan”), the Plan is hereby amended, effective immediately prior to the “Effective Time”, as defined in the Agreement and Plan of Merger by and between Berkshire Hills Bancorp, Inc and Rome Bancorp, Inc. by adding the following to Section 7.2 of the Plan, as follows:

          “The Company terminates the Plan immediately prior to the ‘Effective Time’ as defined in the Agreement and Plan of Merger by and between Berkshire Hills Bancorp, Inc and the Company. The Company shall pay the amounts due thereunder in a lump sum to the Participants on the Effective Time in accordance with Section 409A of the Code.

In Witness Whereof, this Amendment has been signed by an officer of Rome Bancorp, Inc. thereunto duly authorized.

Rome Bancorp, Inc.

By:	/s/ Charles M. Sprock

Name:	Charles M. Sprock
Title:	Chairman, President & CEO

Date:	February 23, 2011